EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Palatin Technologies, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-33569, 333-56605, 333-64951, 333-72873, 333-84421, 333-52024, 333-54918, 333-74990, 333-100469, 333-101764, 333-104370, 333-112908, 333-128585, 333-132369, 333-140648, 333-146392, 333-174251, 333-183837, 333-185113, 333-201821, 333-206003, and 333-206047) on Form S-3 and in the registration statements (Nos. 333-57079, 333-83876, 333-128854, 333-149093, 333-163158, 333-174257, 333-191467, 333-206009 and 333-214618) on Form S-8 of Palatin Technologies, Inc. of our report dated September 25, 2017, with respect to the consolidated balance sheets of Palatin Technologies, Inc. and subsidiary as of June 30, 2017 and 2016, and the related consolidated statements of operations, comprehensive loss, stockholders’ (deficiency) equity, and cash flows for each of the years in the three-year period ended June 30, 2017, which report appears in the June 30, 2017 annual report on Form 10-K of Palatin Technologies, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania
September 25, 2017